As filed with the Securities and Exchange Commission on March 7, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Amer Sports, Inc.
(Exact name of Registrant as specified in its charter)
Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)
Cricket Square, Hutchins Drive,
P.O. Box 2681,
Grand Cayman, KY1-1111,
Cayman Islands
+1 345 945 3901
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Amer Sports Company
One Prudential Plaza
130 East Randolph Street #600
Chicago, IL 60601
+1 773 714-6400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Michael Kaplan Li He Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 +1 212 450-4000	Jutta Karlsson General Counsel Siltasaarenkatu 8-10 FI-00530 Helsinki Finland +358(0)20 712 2500

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standard Codification after April 5, 2012.

PROSPECTUS
Amer Sports, Inc.
Ordinary Shares
Debt Securities

We or any selling security holder, as applicable, may offer and sell from time to time, in one or more offerings, the securities covered by this prospectus. We or any selling security holder may offer and sell the applicable securities at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.
This prospectus describes the general terms that apply to the securities and the general manner in which the securities will be offered. We will provide the specific terms of the securities, the specific manner in which these securities will be offered and sold and, if applicable, information about any selling security holder in supplements to this prospectus. The prospectus supplements and any related free writing prospectus may also add, update or change the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the documents we incorporate by reference herein and therein, carefully before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers or through a combination of such methods. Supplements to this prospectus will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 16 of this prospectus. Our ordinary shares are listed on the New York Stock Exchange under the symbol “AS”.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus, under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference herein and therein.
The date of this prospectus is March 7, 2025.

Neither we nor any selling security holders, underwriters, dealers or agents have authorized anyone to provide any information or to make any representations other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor any selling security holders, underwriters, dealers or agents take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling security holders, underwriters, dealers or agents have authorized any other person to provide you with different or additional information. Neither we nor any selling security holders, underwriters, dealers or agents are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside the United States: Neither we nor any selling security holders, underwriters, dealers or agents have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities and the distribution of this prospectus outside the United States.
We are a company incorporated under the laws of the Cayman Islands. Under the rules of the U.S. Securities and Exchange Commission (the “SEC”) we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION
Certain Definitions
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Amer Sports, Inc.,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Amer Sports, Inc., together with its subsidiaries. All references to “U.S. dollars,” “dollars” or “$” are to the U.S. dollar and all references to “EUR” or “€” are to the euro and all references to “CNY” are to the Chinese yuan. Unless otherwise indicated or the context otherwise requires, all references to “Americas” refers to United States, Canada, and certain other countries in Latin America, “EMEA” refers to Europe, the Middle East and Africa, “Greater China” refers to mainland China, Hong Kong, Macau and Taiwan and “Asia Pacific” excludes Greater China.
Financial Statements
Unless otherwise indicated, all financial information contained or incorporated by reference in this prospectus is prepared and presented in accordance with IFRS Accounting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States of America (“U.S. GAAP”) which might be material to the financial information herein. We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein. Our fiscal year ends on December 31 of each year.
Non-IFRS Financial Measures
Management uses certain non-IFRS financial measures to supplement the financial measures prepared in accordance with IFRS, which include constant currency revenue, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted net income/(loss) attributable to equity holders. We use constant currency revenue information to provide a framework to assess how our business segments performed excluding the effects of foreign currency exchange rate fluctuations. Management believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin enhance an investor’s understanding of our financial and operating performance from period to period, because they exclude certain material items relating to income tax expense, finance costs and depreciation and amortization which are not reflective of our ongoing operations and performance. Management believes Adjusted net income/(loss) attributable to equity holders enhances an investor’s understanding of our financial and operating performance because it excludes certain material items relating to discontinued operations and impairment losses on goodwill and intangible assets which are not reflective of our ongoing operations and performance. In addition, management believes constant currency revenue, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted net income/(loss) attributable to equity holders are measures commonly used by investors to evaluate companies in the apparel, footwear, sports equipment, protective gear and accessories industries.
However, there are limitations to the use of these non-IFRS financial measures as analytical tools and they should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with IFRS and may not be comparable to similarly titled non-IFRS measures used by other companies. Constant currency revenue is limited as a metric to review the Company’s financial results as it does not reflect impacts of foreign currency on revenue. Some of the limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin include: excluding certain tax payments that may reduce cash available to us; not reflecting any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future; not reflecting changes in, or cash requirements for, our working capital needs; and not reflecting the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. Some of the limitations of Adjusted net income/(loss) attributable to equity holders include: excluding the impact of restructuring expenses, expenses related to transaction activities and expenses related to certain legal proceedings.

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Rounding
We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. With respect to financial information set out in this prospectus, a dash (“—”) signifies that the relevant figure is not available or not applicable, while a zero (“0.0”) signifies that the relevant figure is available but is or has been rounded to zero.
Market and Industry Data
Market data and certain industry forecast data used in this prospectus were obtained from internal reports, where appropriate, as well as third-party sources, including independent industry publications, as well as other publicly available information. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. See “Cautionary Statement Regarding Forward-Looking Statements.”
Trademarks and Trade Names
We own various trademark registrations and applications, and unregistered trademarks, including Arc’teryx, Salomon, Wilson, Peak Performance, Atomic, Armada, Louisville Slugger, DeMarini, EvoShield and ATEC, among others, and our other registered and common law trade names, trademarks and service marks, including our corporate logo. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, rights to such trademarks, service marks and trade names.

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SUMMARY
This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the information incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf, including in particular the section titled “Risk Factors” in this prospectus, “Item 3. Key Information,” “Item 5. Operating and Financial Review and Prospects” and “Item 8. Financial Information” in our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on March 7, 2025 (our “Annual Report on Form 20-F”), the other sections of the documents incorporated by reference in this prospectus and the financial statements and the related notes incorporated by reference in this prospectus, before making an investment in our securities.
Our Purpose
Elevating the world through sport — from courts to slopes, from cities to mountains, and everywhere in between, we aim to inspire people to explore and experience the joy of sports and outdoor activities, and lead better, healthier lives. Our vision is to be the global leader in premium sports and outdoor brands.
Company Overview
Amer Sports is a global group of iconic sports and outdoor brands, including Arc’teryx, Salomon, Wilson, Atomic and Peak Performance. Our brands are known for their detailed craftsmanship, unwavering authenticity, premium market positioning and compelling market shares in their categories. We pride ourselves on cutting-edge innovation, technical performance and ground-breaking designs that allow athletes and everyday consumers to perform better every day. Through partnerships with industry influencers and elite athletes, and in collaboration with the various communities we serve, we develop next-generation products that define winning moments in sports. Our brands are creators of exceptional apparel, footwear, equipment, protective gear and accessories that we believe give our consumers the confidence and comfort to excel.
Our brands are our stars, constantly elevating the consumer experience and creating thriving communities. We empower our brands to pursue market-shaping leadership and set the standard for quality, performance and brand experience globally. While our brands have established heritage and market leadership today, significant runway remains ahead. We are excited about our future and the opportunity to drive growth in each of our three reportable segments: Technical Apparel, Outdoor Performance and Ball & Racquet Sports. Our segments comprise our “brand clusters,” which reflect both how our consumers engage with our products and how we manage our business.
Technical Apparel	Outdoor Performance	Ball & Racquet Sports

Each segment is led by one of our core brands: Arc’teryx, Salomon and Wilson. Each of these brands creates high-quality technical products that stand out in their respective categories, and possesses key differentiated attributes.

Arc’teryx
Arc’teryx is a technical outdoor apparel brand inspired by the Canadian Coast Mountains and built on the principle of obsessive, precise design and production. Arc’teryx gear pushes the boundaries of performance and enables adventurers to excel in their outdoor pursuits in the mountains, in the backcountry and on some of the world’s most technical climbs. The products are known for their minimalist design and sleek and streamlined aesthetic, along with new, innovative features that continually advance outdoor activities.
Product quality, from the materials to the design, allows Arc’teryx to command premium pricing as evidenced by its best-selling “hardshell” jacket in North America, the Alpha SV. Overall, Arc’teryx combines beautiful, innovative products and an authentic brand experience that extends beyond apparel, fostering communities and bringing people together across all regions of the world who share a passion for the outdoors.
Salomon
Born in the French Alps in 1947, Salomon creates premium innovative footwear, apparel, winter sports equipment and accessories. Since its founding, Salomon has been fueled by a culture of design, craftsmanship, continuous innovation, and performance inspired by progress, the mountains and athletes. The brand first produced metal ski edges and expanded into releasable ski bindings before launching industry changing rear-entry ski boots and monocoque skis. The brand’s leadership in winter sports helped to propel it into a diverse portfolio of sports and products including footwear and apparel. Today, Salomon is a market leader in global trail running footwear and premium hiking footwear, with products recognized for their performance, style, durability and sustainability. Over 68% of Salomon’s revenue in 2024 came from footwear, while also having leading market positions in its legacy winter sports equipment categories (skis, snowboards, boots, bindings, goggles, helmets, etc.), creating a 365-day, year-round brand serving all seasons for mountain sport consumers.
Wilson Sporting Goods
Founded in 1914 in Chicago, Illinois, Wilson Sporting Goods is a leading manufacturer of high-performance sports equipment, apparel, footwear and accessories. The Wilson Sporting Goods portfolio is made up of the iconic Wilson brand, as well as Louisville Slugger, DeMarini, EvoShield and ATEC. Collectively, these brands bring more than three centuries of innovation, history and heritage to a variety of mainstream sports. As a multi-sports platform, Wilson drives innovation and product excellence by leveraging learnings across the brands’ various disciplines, including tennis, football, baseball and basketball, among other sports. The Wilson brand has a legacy as the top-of-the-line sports equipment and is associated with legendary athletes, including Roger Federer, Caitlin Clark and Jamal Murray. In addition, Wilson is the official partner of professional sports leagues, including the NBA, WNBA, NFL, the US Open, Roland Garros, and more. These athletes and leagues are a testament to the credibility and reputation of Wilson’s track record of innovation and superior products.
While Arc’teryx, Salomon and Wilson stand tall and lead our three segments, our other brands appropriately fit our sports-oriented portfolio. Brands such as Atomic and Peak Performance enhance our scale, competitive positioning and diversification across sports categories. Together, our brands enable us to lead and compete in various sports segments and drive the continued success of our portfolio.
The Amer Sports Group
We excel at identifying, developing and defining brands that meet our corporate vision. We empower these brands to autonomously connect with consumers and develop products to drive growth. Our platform supports the brands via scaled infrastructure and financial controls to accelerate performance. We believe that the size and diversification of our platform mitigates risks and provides financial flexibility to invest prudently to meet the continuously evolving needs of consumers, to develop competitive advantages and to drive growth across the brands through a relentless focus on innovation. We also believe that our platform enables efficient integration, scaling and optimization of target opportunities that fit within our portfolio, as well as critical insight to inform divestiture decisions.

We govern our brands through management across the finance, supply chain, sustainability, communications, legal and compliance functions, among other areas. At the same time, we enable our brands through our group’s incubator model that provides shared learnings from data analytics across the platform as well as from the economies of scale and synergies of shared resources, including supplier services, distribution and logistics, human resources and enterprise IT infrastructure. We further serve our brands through access to shared, centralized business services, including customer service and treasury management functions. Together, these resources empower our brand leadership teams to focus on serving consumers through brand, product and go-to-market strategies that drive performance, and our global and scaled operating model enables larger, robust brand organizations to independently flourish.
Corporate Information
We were incorporated as Amer Sports Management Holding (Cayman) Limited in the Cayman Islands as an exempted company with limited liability on January 3, 2020. On August 4, 2023, we changed our name to Amer Sports, Inc. Our registered offices are located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our telephone number at this address is +1 345 945 3901. Our corporate offices are located at Siltasaarenkatu 8-10, FI-00530 Helsinki, Finland. Our telephone number at this address is +358 (0)20 712 2500. Investors should contact us for any inquiries through the address and telephone number of our corporate offices. Our principal website is www.amersports.com. The information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and the other information included in this prospectus and applicable prospectus supplement, as well as the section “Item 3. Key Information — D. Risk Factors” in our then most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in the prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See also “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “may,” “will,” “expect,” “could,” “target,” “predict,” “potential,” “should,” “plan,” “intend,” “estimate,” and similar expressions, although the absence of these words does not mean that a statement is not forward looking.
Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. They are not statements of historical fact. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section titled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to, but are not limited to:
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the strength of our brands;

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changes in market trends and consumer preferences;

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intense competition that our products, services and experiences face;

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harm to our reputation that could adversely impact our ability to attract and retain consumers and wholesale partners, employees, brand ambassadors, partners, and other stakeholders;

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reliance on technical innovation and high-quality products;

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general economic and business conditions worldwide, including due to inflationary pressures;

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the strength of our relationships with and the financial condition of our third-party suppliers, manufacturers, wholesale partners and consumers;

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ability to expand our DTC channel, including the expansion and success of our retail stores and e-commerce platform;

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our plans to innovate, expand our product offerings and successfully implement our growth strategies that may not be successful, and implementation of these plans that may divert our operational, managerial and administrative resources;

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our international operations, including any related to political uncertainty and geopolitical tensions;

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our and our wholesale partners’ ability to accurately forecast demand for our products and our ability to manage manufacturing decisions;

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our third-party suppliers, manufacturers and other partners, including their financial stability and our ability to find suitable partners to implement our growth strategy;

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the cost of raw materials and our reliance on third-party manufacturers;

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our distribution system and ability to deliver our brands’ products to our wholesale partners and consumers;

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climate change and sustainability related matters, or legal, regulatory or market responses thereto;

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changes and contemplation of changes to trade policies, tariffs, import/export regulations and anti-competition regulations in the United States, European Union (“EU”), Peoples Republic of China (“PRC”) and other jurisdictions, or our failure to comply with such regulations;

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the use and reliance on artificial intelligence can potentially cause intellectual property rights issues, security vulnerabilities, harm our business reputation, negatively impact our operations and impact our financial results;

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ability to obtain approvals from PRC authorities to remain listed on the U.S. exchanges and offer securities in the future;

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ability to obtain, maintain, protect and enforce our intellectual property rights in our brands, designs, technologies and proprietary information and processes;

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ability to defend against claims of intellectual property infringement, misappropriation, dilution or other violations made by third parties against us;

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security breaches or other disruptions to our information technology (“IT”) systems;

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our reliance on a large number of complex IT systems;

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changes in government regulation and tax matters;

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our ability to remediate our material weakness in our internal control over financial reporting;

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our relationship with ANTA Sports Products Limited (“ANTA Sports”);

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our expectations regarding the time during which we will be a foreign private issuer; and

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other risk factors discussed under “Risk Factors” in this prospectus and in the Annual Report on Form 20-F incorporated by reference herein.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of an unanticipated event.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities. Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from an offering of securities by a selling security holder.

DIVIDEND POLICY
We have never declared nor paid any cash dividends on our ordinary shares. Our second amended and restated memorandum and articles of association permits us to pay dividends. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends but our board of directors may choose to do so at any point if it is in the best interests of the Company and our security holders. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors subject to applicable laws, and will depend on then-existing conditions, including our financial condition, results of operation, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Our existing indebtedness restricts our ability to make distributions, including dividends, subject to certain exceptions. See “Item 5. Operating and Financial Review and Prospects — Indebtedness” in our Annual Report on Form 20-F incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our second amended and restated memorandum and articles of association, which is filed as an exhibit to the Annual Report on Form 20-F of which this exhibit is a part. We encourage you to read the second amended and restated memorandum and articles of association for additional information.
General
We are a Cayman Islands exempted company and our affairs are governed by our second amended and restated memorandum and articles of association, as amended from time to time, and the Companies Act, and the common law of Cayman Islands. We were incorporated under the name of “Amer Sports Management Holding (Cayman) Limited” in the Cayman Islands as an exempted company with limited liability on January 3, 2020. On August 4, 2023, we changed our name to Amer Sports, Inc.
Our ordinary shares are listed on the NYSE under the symbol “AS.”
The following is a summary of the material provisions of our share capital and our articles of association.
Share Capital
As of February 1, 2025, we had issued and outstanding 553,845,331 ordinary shares, par value EUR 0.0300580119630888 per ordinary share.
Memorandum and Articles of Association
When we refer to our articles of association in this Form F-3, we refer to our second amended and restated memorandum and articles of association conditionally adopted on January 3, 2024 and in effect from February 5, 2024.
Objects of Our Company.   Under our second amended and restated memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.
Ordinary Shares.   Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our second amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:
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at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;

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shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; or

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shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative and holding ordinary shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our second amended and restated memorandum and articles of association, a reduction of our share capital and a voluntary winding up of our company (unless our company is unable to pay its debts in which case such voluntary winding up can be authorized by an ordinary resolution). Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
Shareholder Nomination Rights.   Each of ANTA Sports and Anamered Investments Inc. (“Anamered”) has the right to nominate a number of candidates to serve as directors on our board of directors, to be designated by such shareholder.
For so long as ANTA Sports and its affiliates together continue to beneficially hold (i) at least 30% of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of five directors (the “ANTA Directors”); (ii) at least 25% (but less than 30%) of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of four ANTA Directors; (iii) at least 20% (but less than 25%) of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of three ANTA Directors; (iv) at least 15% (but less than 20%) of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of two ANTA Directors; and (v) at least 10% (but less than 15%) of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of one ANTA Director. At the time ANTA Sports and its affiliates together beneficially hold less than 10% of our then issued and outstanding ordinary shares, it shall no longer have the right to nominate for election any ANTA Directors.
For so long as Anamered and its affiliates together continue to beneficially hold at least 10% of our then issued and outstanding ordinary shares, it shall have the right to nominate a total of one director (the “Anamered Director”). At the time Anamered and its affiliates together beneficially hold less than 10% of our then issued and outstanding ordinary shares, it shall no longer have the right to nominate for election any Anamered Directors.
Quorum for Meetings of the Board of Directors.   A quorum for any meeting of the board of directors consists of, at the time when the meeting proceeds to business, a majority of the directors then in office, including at least (i) three ANTA Directors for so long as ANTA Sports has the right to nominate at least four ANTA Directors; (ii) two ANTA Directors for so long as ANTA Sports has the right to nominate three ANTA Directors; and (iii) one ANTA Director for so long as ANTA Sports has the right to nominate two ANTA Directors. At the time ANTA Sports has the right to nominate one or fewer directors, no ANTA Directors shall be required to meet a quorum for meetings of the board of directors.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.
Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. No business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business. A quorum required for any general meeting of shareholders consists of shareholders holding ordinary shares which carry in aggregate (or representing by proxy) not less than one-third of all issued and outstanding ordinary shares entitled to vote throughout such general meeting.
The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s memorandum and articles of association. Our second amended and restated memorandum and articles of association provides that upon the requisition of any one or more of our shareholders holding ordinary shares which carry in aggregate not less than one-third of all issued and outstanding ordinary shares entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting within two months after the deposit of such requisition. If within twenty-one days of such deposit, our board fails to proceed to convene such meeting, the requisitionist(s) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board to convene such meeting shall be reimbursed by the Company.
Shareholder Proposals.   Shareholder proposals to be considered and voted on by our shareholders at a general meeting may be submitted only by any one or more shareholders holding not less than one-third of all issued and outstanding ordinary shares entitled to vote at such meeting.
Transfer of Ordinary Shares.   Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•
a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine, subject to extension for a further period or periods not exceeding 30 days if approved by the shareholders.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the ordinary shares held by them at the commencement of the winding up, subject to a deduction from those ordinary shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the ordinary shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares.   We may issue ordinary shares on terms that such ordinary shares are subject to redemption, at our option or at the option of the holders of these ordinary shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our ordinary shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.
Issuance of Additional Ordinary Shares.   Our second amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Since completion of our IPO, our authorized share capital is EUR 75,000,000 divided into 2,495,175,000 shares of a par value of EUR 0.0300580119630888 each.
Our second amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:
•
the designation of the series;

•
the number of shares of the series;

•
the dividend rights, dividend rates, conversion rights and voting rights; and

•
the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our second amended and restated memorandum and articles of association have provisions that provide our register of shareholders be opened to inspection for such times and on such days as our board of directors shall determine without charge by our shareholders, and to receive our annual audited financial statements.
Anti-Takeover Provisions.   Certain provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•
divide our board of directors into three classes of directors, with the classes to be as equal in number as possible and serving staggered three-year terms;

•
limit the ability to remove directors to removal for cause only;

•
authorize our board of directors to issue additional shares of any class of shares authorized by our second amended and restated memorandum and articles of association for any purpose without any further vote or action by our shareholders;

•
limit the ability of shareholders of less than one-third of all issued and outstanding ordinary shares entitled to vote at a general meeting of shareholders to requisition and convene such a meeting;

•
provide that shareholder action can be taken only at an annual or extraordinary general meeting of shareholders and cannot be taken by written consent; and

•
prescribe that only the board of directors, and not the shareholders, can change the size of the board or fill vacancies thereon.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•
does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

•
does not have to hold an annual general meeting;

•
may issue shares with no par value;

•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
may register as an exempted limited duration company; and

•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:
•
the title of the series;

•
the aggregate principal amount;

•
the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•
any limit on the aggregate principal amount;

•
the date or dates on which principal is payable;

•
the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•
the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

•
the place or places where principal and, if applicable, premium and interest, is payable;

•
the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•
the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;

•
whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•
the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•
the currency of denomination;

•
the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•
the provisions, if any, relating to any collateral provided for such debt securities;

•
any events of default;

•
the terms and conditions, if any, for conversion into or exchange for ordinary shares;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•
the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling security holder and the number of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;

•
through agents; or

•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such securities and the proceeds to be received by us, if any;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of the securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the securities are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such distribution agreement will be described in a prospectus supplement.
We and/or any selling security holder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

EXPENSES OF THE OFFERING
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:
Expenses	Amount
U.S. Securities and Exchange Commission registration fee	(1)(2)
FINRA filing fee	$225,000
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Transfer agent and registrar fee	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$ (1)

(1)
These fees and expenses depend on the securities offered and the number of offerings, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

(2)
Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

LEGAL MATTERS
The validity of the securities and certain other matters of Cayman Islands law have been passed upon for us by Conyers Dill & Pearman. Certain matters of U.S. federal and New York State law have been passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
Our consolidated financial statements as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG AB (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of KPMG is Vasagatan 16, 111 20 Stockholm, Sweden.

ENFORCEABILITY OF CIVIL LIABILITIES
Our company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide less protection for investors as compared to the United States. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.
The majority of our operations and current assets are conducted and located outside the United States. The majority of the directors and executive officers of the Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.
Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the United States courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the securities laws of the United States or the securities laws of any state in the United States.
We have been advised by our Cayman Islands counsel Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the U.S. Securities and Exchange Commission a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We maintain a corporate website at www.amersports.com. The reference to our website is an inactive textual reference only and information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below (including any exhibits, except where otherwise noted):
•
our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed on March 7, 2025; and

•
the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed on March 7, 2025, including all amendments and reports filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Amer Sports, Inc.
Cricket Square, Hutchins Drive,
P.O. Box 2681,
Grand Cayman, KY1-1111, Cayman Islands
+1 345 945 3901
We maintain an internet site at http://www.amersports.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Amer Sports, Inc.
Ordinary Shares
Debt Securities

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Our second amended and restated memorandum and articles of association provides that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.
We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.
The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.   Exhibits and Financial Statement Schedules
Exhibits
The Exhibit index attached hereto is incorporated herein by reference.
Financial Statement Schedules
All schedules have been omitted because they are not required or are not applicable, or the information is otherwise set forth in the consolidated financial statements and related notes thereto.
Item 10.   Undertakings
The undersigned hereby undertakes:
(a)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)
to include any prospectus required by section 10(a)(3) of the Securities Act;

(2)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and
(3)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)
that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)
to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3;

(e)
that, for the purpose of determining liability under the Securities Act to any purchaser:

(1)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(f)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Section 310(a) of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX
The following documents are filed as part of this registration statement:
Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 20-F filed with the SEC on March 18, 2024).
4.1	Form of Indenture
4.2*	Form of Debt Securities
5.1	Opinion of Conyers Dill & Pearman, Cayman counsel to Amer Sports, Inc.
5.2	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to Amer Sports, Inc.
23.1	Consent of KPMG AB.
23.2	Consent of Conyers Dill & Pearman, Cayman counsel to Amer Sports, Inc. (included in Exhibit 5.1).
23.3	Consent of Davis Polk & Wardwell LLP, U.S. counsel to Amer Sports, Inc. (included in Exhibit 5.2).
24.1	Powers of Attorney (included on signature page to the registration statement).
25.1†	Statement of Eligibility on Form T-1 under Trust Indenture Act of 1939, as amended.
107	Filing Fee Table

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

†
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Helsinki on March 7, 2025.
Amer Sports, Inc.
By:
/s/ Jie (James) Zheng

Name: Jie (James) Zheng
Title:   Chief Executive Officer and Director
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew E. Page and Jutta Karlsson and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on March 7, 2025 in the capacities indicated:
Signature	Title	Date
/s/ Jie (James) Zheng Jie (James) Zheng	Chief Executive Officer and Director (principal executive officer)	March 7, 2025
/s/ Andrew E. Page Andrew E. Page	Chief Financial Officer (principal financial officer and principal accounting officer)	March 7, 2025
/s/ Mingwei Bi Mingwei Bi	Director	March 7, 2025
/s/ Shizhong Ding Shizhong Ding	Director and Chair	March 7, 2025
/s/ Bruno Sälzer Bruno Sälzer	Director	March 7, 2025
/s/ Catherine (Trina) Spear Catherine (Trina) Spear	Director	March 7, 2025
/s/ Frank K. Tang Frank K. Tang	Director	March 7, 2025

Signature	Title	Date
/s/ Tak Yan (Dennis) Tao Tak Yan (Dennis) Tao	Director	March 7, 2025
/s/ Carrie Teffner Carrie Teffner	Director	March 7, 2025
/s/ Dennis J. (Chip) Wilson Dennis J. (Chip) Wilson	Director	March 7, 2025
/s/ Ling Xiong Ling Xiong	Director	March 7, 2025
/s/ Kin Wah Stephen Yiu Kin Wah Stephen Yiu	Director	March 7, 2025

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE
Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Amer Sports, Inc., has signed this registration statement or amendment thereto on March 7, 2025.
Authorized U.S. Representative
By:
/s/ Andrew E. Page

Name: Andrew E. Page
Title:   Chief Financial Officer